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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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ARDEN REALTY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARDEN REALTY, INC.
11601 Wilshire Boulevard
Fourth Floor
Los Angeles, CA 90025

April 9, 2004

Dear Stockholder:

        You are cordially invited to attend the 2004 annual meeting of stockholders of Arden Realty, Inc. to be held on May 11, 2004 at 10:00 a.m., local time, at Shutters on the Beach, a hotel located at One Pico Boulevard, Santa Monica, California 90405.

        Information about the meeting and the various matters on which the stockholders will act is included in the notice of annual meeting of stockholders and proxy statement that follows. Also included is a proxy card and postage paid return envelope.

        It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your proxy card in the enclosed envelope as promptly as possible.

Sincerely,

Richard S. Ziman Chairman of the Board and Chief Executive Officer

ARDEN REALTY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 11, 2004

To the stockholders of Arden Realty, Inc.:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Arden Realty, Inc., a Maryland corporation, will be held at Shutters on the Beach, a hotel located at One Pico Boulevard, Santa Monica, California 90405 on May 11, 2004, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect three directors to serve until the annual meeting of stockholders in 2007 and until their successors are duly elected and qualified;

  2.
  To consider one stockholder proposal, if presented to the meeting; and

  3.
  To transact such other business as may properly come before the meeting or at any adjournments or postponements of the meeting.

        The Board of Directors has fixed the close of business on March 31, 2004 as the record date for determining the stockholders entitled to receive notice of and to vote at the annual meeting or at any adjournments or postponements of the meeting. A list of stockholders will be available for inspection at the offices of Arden Realty, Inc. at 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025, for at least 10 days prior to the annual meeting.

        Stockholders are cordially invited to attend the meeting in person.

        Your vote is important. Accordingly, you are urged to complete, sign, date and return the accompanying proxy card whether or not you plan to attend the annual meeting.

By Order of the Board of Directors,

David A. Swartz General Counsel and Secretary
April 9, 2004 Los Angeles, California

ARDEN REALTY, INC.
11601 Wilshire Boulevard
Fourth Floor
Los Angeles, CA 90025

PROXY STATEMENT

Annual Meeting of Stockholders
May 11, 2004

INTRODUCTION

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of Arden Realty, Inc., a Maryland corporation, of proxies from the holders of our outstanding shares of common stock, $.01 par value per share, for the annual meeting of stockholders to be held on May 11, 2004 at Shutters on the Beach, a hotel located at One Pico Boulevard, Santa Monica, California 90405 at 10:00 a.m., local time, or at any adjournments or postponements of the meeting.

        This proxy statement and enclosed form of proxy are first being mailed to our stockholders on or about April 9, 2004.

        At the annual meeting, our stockholders will be asked to consider and vote upon the following proposals:

  1.
  the election of three directors to serve until the annual meeting of stockholders in 2007 and until their successors are duly elected and qualified; and

  2.
  one stockholder proposal, if presented to the meeting; and

  3.
  such other business as may properly come before the meeting.

        You are entitled to notice of and to vote at the annual meeting if you are the record holder of shares of our common stock at the close of business on the record date, March 31, 2004. Each share entitles the holder to one vote on each matter submitted to a vote. As of the record date, 65,504,754 shares were outstanding. A majority of the outstanding shares of common stock must be represented at the annual meeting in person or by proxy to constitute a quorum. Abstentions and broker non-votes will count toward the presence of a quorum. If a quorum is not present or represented at the annual meeting, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the annual meeting, until a quorum is present or represented.

        Assuming a quorum is present, directors will be elected by a plurality of all votes cast at the annual meeting and the stockholder proposal, if presented, must be approved by a majority of the votes cast.

        The shares of common stock represented by all properly executed proxies returned to us will be voted at the annual meeting as instructed or, if no instruction is given, "FOR" the nominees for director and "AGAINST" approval of the stockholder proposal. As to any other business which may properly come before the annual meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. As of the date of this proxy statement we are not aware of any other business which may come before the annual meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with our Secretary a duly signed revocation or a proxy bearing a later date or (b) by voting in person at the annual meeting. However, mere attendance at the annual meeting will not revoke a proxy.

        No person is authorized to give any information or to make any representations on our behalf with respect to the annual meeting, other than those contained in this proxy statement, and, if given or made, that information and those representations must not be relied upon as having been authorized by us. The delivery of this proxy statement shall not, under any circumstances, create any implication that there has been no change in our affairs or with respect to the matters addressed in this proxy statement since the date hereof.

        The date of this proxy statement is April 9, 2004 and it is first being mailed to our stockholders on or about April 9, 2004.

EXECUTIVE OFFICERS

        The following is a biographical summary of the experience of our executive and senior officers.

        Richard S. Ziman.    Mr. Ziman, 61, is one of our founders and has served as our Chairman of the Board and Chief Executive Officer since our formation in October 1996. Mr. Ziman has been involved in the real estate industry for over 30 years. In 1990, Mr. Ziman formed Arden Realty Group, Inc. and served as its Chairman of the Board and Chief Executive Officer from its inception until our formation. In 1979, he co-founded Pacific Financial Group, a diversified real estate investment and development firm headquartered in Beverly Hills, of which he was the Managing General Partner. Mr. Ziman is a member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Ziman received his Bachelor's Degree and his Juris Doctor Degree from the University of Southern California and from 1971 to 1980 practiced law as a partner of the law firm of Loeb & Loeb, specializing in transactional and financing aspects of real estate. Mr. Ziman's three-year term as Director expires at the 2005 annual meeting of stockholders.

        Victor J. Coleman.    Mr. Coleman, 42, is one of our founders and has served as our President and Chief Operating Officer and as a Director since our formation in October 1996. Mr. Coleman was a co-founder of Arden Realty Group, Inc. and was its President and Chief Operating Officer from 1990 to 1996. From 1987 to 1989, Mr. Coleman was Vice President of Los Angeles Realty Services, Inc. and earlier in his career, from 1985 to 1987, was Director of Marketing and Investment Advisor for Development Systems International and an associate at Drexel Burnham Lambert specializing in private placements with institutional and individual investors. Mr. Coleman received his Bachelor's Degree from the University of California at Berkeley and received his Master of Business Administration Degree from Golden Gate University. Mr. Coleman's three-year term as Director expires at the 2005 annual meeting of stockholders.

        Andrew J. Sobel.    Mr. Sobel, 44, has served as our Executive Vice President–Strategic Planning and Operations, with oversight over our operational and financial strategies since July 2000. Prior to that, Mr. Sobel served as our Executive Vice President and Director of Property Operations from August 1996 until his resignation in February 2000. From February 2000 to July 2000, Mr. Sobel served as the President of an Internet information based company. Mr. Sobel is an attorney, admitted to the State Bar of California in 1985, with 11 years of experience in the practice of real estate law. Mr. Sobel received his Bachelor's Degree from State University of New York at Oswego and his Juris Doctor Degree from the University of California, Berkeley (Boalt Hall).

        Richard S. Davis.    Mr. Davis, 45, has served as our Senior Vice President, Chief Financial Officer since December 2001. From July 2000 to November 2001, Mr. Davis served as our Senior Vice President, Co-Chief Financial Officer and Treasurer. From December 1997 to July 2000, Mr. Davis served as our Senior Vice President and Chief Accounting Officer. From 1996 to 1997, Mr. Davis was with Catellus Development Corporation where he was responsible for accounting and finance for the asset management and development divisions. From 1985 to 1996, Mr. Davis served as a member of the audit staff of both KPMG LLP and Price Waterhouse LLP, specializing in real estate. Mr. Davis is a Certified Public Accountant in the states of California and Missouri and a member of the American Institute of CPAs. Mr. Davis received his Bachelor of Science Degree in Accounting from the University of Missouri at Kansas City.

        Robert C. Peddicord.    Mr. Peddicord, 42, has served as our Senior Vice President–Leasing and Property Operations since January 2001. From October 1997 to December 2000, Mr. Peddicord served as our Senior Vice President–Leasing. From 1987 to 1996, Mr. Peddicord was a Managing Director in the West Los Angeles office of Julien J. Studley, representing landlords and tenants in the leasing of office space. From 1984 to 1986, Mr. Peddicord served as a branch Vice President for Great Western Financial Corporation. Mr. Peddicord received his Bachelor's Degree in Economics from the University of California at Los Angeles.

        David A. Swartz.    Mr. Swartz, 38, has served as our General Counsel and Secretary since August 1999, and from May 1998 to August 1999 served as our Associate General Counsel. From September 1991, until his employment with us, Mr. Swartz was a real estate attorney with the law firm of Allen, Matkins, Leck, Gamble & Mallory, LLP, where he managed and negotiated commercial real estate transactions, handled litigation for major institutional clients and served as legal advisor to property owners, building and asset managers, real estate brokers and tenants. A graduate of The Wharton School of the University of Pennsylvania with a Bachelor of Science in Economics, Mr. Swartz received his Juris Doctor Degree from the UCLA School of Law in 1991.

        Howard S. Stern.    Mr. Stern, 42, has served as our Chief Investment Officer with oversight over our acquisition, disposition, development and new investment activities since June 2003. From August 2001 to June 2003, Mr. Stern served in various roles for us such as First Vice President of Operations and Leasing and Vice President of Strategic Planning, spearheading the business plan enhancement process for each asset in the portfolio. From 1995 to 2000, Mr. Stern served as Vice President of the Archon Group, a subsidiary of Goldman, Sachs & Co., where he was responsible for overseeing all Western Region mezzanine financing and real estate management activities. From 1990 to 1991, Mr. Stern served as Managing Director for Granite Partners, a New York-based real estate investment bank where he was responsible for overseeing all West Coast business activities. Mr. Stern received his Bachelor of Arts degree in Political Science and Economics from the University of California at Berkeley and his Masters Degree in Business Administration from the University of Southern California.

EXECUTIVE COMPENSATION

        The following table sets forth information with respect to the compensation we paid for services rendered during the fiscal years ended December 31, 2003, 2002 and 2001 to our "named executive officers." Our named executive officers consist of (a) our Chief Executive Officer and (b) our four most highly compensated executive officers other than our Chief Executive Officer.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards
Name and Title	Year	Salary($)	Bonus($)		Other Annual Compensation($)(1)	Options Granted (#)	Restricted Stock($)(2)		All Other Compensation($)(3)
Richard S. Ziman Chairman of the Board and Chief Executive Officer	2003 2002 2001	670,000 580,000 550,000	735,000 290,000 415,000	(4)	14,400 14,400 14,400	101,600 44,500 100,000	2,163,200 1,413,500 696,800	(5) (6) (7)	252,600 124,250 7,875
Victor J. Coleman President, Chief Operating Officer and Director	2003 2002 2001	497,000 450,000 425,000	525,000 225,000 309,375	(4)	14,400 14,400 14,400	55,300 33,500 75,000	1,306,960 1,028,000 536,000	(5) (6) (7)	56,300 30,750 7,875
Andrew J. Sobel(8) Executive Vice President– Strategic Planning and Operations	2003 2002 2001	369,000 315,000 300,000	410,000 125,000 225,000	(4)	9,600 9,600 9,600	40,200 26,500 40,000	801,710 642,500 281,400	(5) (6) (7)	42,100 24,000 7,875
Robert C. Peddicord Senior Vice President– Leasing and Property Operations	2003 2002 2001	299,000 255,000 240,000	330,000 — 150,000		7,200 7,200 7,200	35,600 30,000 30,000	682,490 385,500 158,120	(5) (6) (7)	36,000 21,000 7,875
Richard S. Davis Senior Vice President– Chief Financial Officer	2003 2002 2001	299,000 255,000 240,000	330,000 — 150,000		7,200 7,200 5,400	35,600 30,000 30,000	682,490 385,500 158,120	(5) (6) (7)	36,000 21,000 7,875

(1)
Represents annual auto allowances.

(2)
Restricted stock is awarded pursuant to our Long-Term Incentive Program. All restricted stock awards granted under our Long-Term Incentive Program are made in accordance with the provisions of the 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership. The amounts shown reflect the market value of the restricted stock awards on the date of grant. The restriction on these awards prohibits the sale or transfer of such shares until vested. The named executive officers are entitled to receive dividends in respect of such restricted stock, whether vested or unvested.

As of December 31, 2003, Messrs. Ziman, Coleman, Sobel, Peddicord and Davis held a total of 207,823, 142,032, 127,938, 58,964 and 58,964 shares of unvested restricted stock awards, respectively. Based on the December 31, 2003 closing price of $30.34 per share of our common stock, as reported by the New York Stock Exchange, the total value of these awards was $6,305,350, $4,309,251, $3,881,639, $1,788,968 and $1,788,968, respectively.

(3)
Represents amounts we contributed pursuant to our deferred compensation and 401(k) plans. In 2003, we contributed $243,600, $47,300, $33,100, $27,000 and $27,000 for the benefit of Messrs. Ziman, Coleman, Sobel, Peddicord and Davis, respectively, to our deferred compensation plan. In 2002, we contributed $116,000, $22,500, $15,750, $12,750 and $12,750 for the benefit of Messrs. Ziman, Coleman, Sobel, Peddicord and Davis, respectively, to our deferred compensation plan. The remaining amounts represent amounts we contributed each year to our 401(k) retirement plan for the benefit of each of our named executive officers.

(4)
Represents amounts for specific long-term performance measures achieved in March 2002. These executives received no other performance bonus for 2002.

(5)
12,500, 7,000, 5,000, 4,500 and 4,500 of the restricted stock awards granted in 2003 to Messrs. Ziman, Coleman, Sobel, Peddicord and Davis, respectively, cliff vest on the third anniversary date of the award. The remainder of the restricted stock awards granted in 2003 vest equally on the anniversary date of the award over a period ranging from four-to-five years.

(6)
These restricted stock awards vest equally on the anniversary date of the awards over ten years.

(7)
At the time of their issuance these restricted stock awards began vesting equally on the anniversary date of the awards over four years for 100,000 shares of common stock for Mr. Sobel and over five years for 10,000 shares of common stock for Mr. Sobel and for all awards to Messrs. Ziman, Coleman, Peddicord and Davis. Beginning in 2002, all unvested restricted stock awards granted during 2000 and 2001 began vesting equally on the anniversary date of the awards over ten years from their initial grant date.

(8)
In August 1998, we issued 42,553 shares of common stock to Mr. Sobel. These shares were encumbered by a promissory note to us in the amount of $1.0 million. The promissory note was recourse and secured by the shares of common stock issued, bore interest at 6% per annum with all accrued interest and principal due on August 14, 2004. Mr. Sobel resigned as Executive Vice President and Director of Property Operations effective February 18, 2000. At the time of his resignation, Mr. Sobel surrendered the shares of common stock underlying his promissory note and executed a new promissory note in the amount of $223,887, representing the difference between the value of the shares of common stock surrendered and the unpaid principal and interest on his original promissory note. The promissory note bore interest at 6.56% per annum, with all accrued interest and principal due on February 8, 2002. In July 2000, Mr. Sobel returned to Arden as our Executive Vice President—Strategic Planning and Operations and executed a new promissory note on February 18, 2002 in the amount of $194,936, which is currently outstanding, equal to the unamortized principal amount of the original note, bearing interest at LIBOR + 1.10% and maturing in 2007.

Option Grants in Last Fiscal Year

        The following table presents information relating to options to purchase our shares of common stock granted to the named executive officers during 2003.

	Individual Grants(1)
					Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation For Option Term(2)
	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Richard S. Ziman	101,600	37.87%	$20.81	1/28/13	$1,330,000	$3,370,000
Victor J. Coleman	55,300	20.61%	$20.81	1/28/13	$724,000	$1,834,000
Andrew J. Sobel	40,200	14.98%	$20.81	1/28/13	$526,000	$1,333,000
Robert C. Peddicord	35,600	13.27%	$20.81	1/28/13	$466,000	$1,181,000
Richard S. Davis	35,600	13.27%	$20.81	1/28/13	$466,000	$1,181,000

(1)
The options granted become exercisable in five equal installments beginning on the first anniversary of the date of grant. All options granted in 2003 have a term of ten years subject to earlier termination in certain events related to termination of employment. The exercise price for each option granted in 2003 is equal to the fair market value of a share of our common stock on the date of grant.

(2)
Assumed annual rates of stock price appreciation for illustrative purposes only. These appreciation rates may not be achieved. Actual stock prices will vary from time to time based upon market factors and our financial performance.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth certain information concerning exercised and unexercised options held by the named executive officers at December 31, 2003.

			Number of Securities Underlying Unexercised Options At December 31, 2003
					Value of Unexercised In-the-Money Options at December 31, 2003(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard S. Ziman	—	—	1,306,166	164,601	$7,290,000	$1,227,000
Victor J. Coleman	—	—	861,167	102,633	$4,676,000	$721,000
Andrew J. Sobel	240,000	$598,000	65,499	71,201	$136,000	$514,000
Robert C. Peddicord	152,000	$486,000	40,000	65,600	$136,000	$469,000
Richard S. Davis	117,000	$336,000	48,400	65,600	$380,000	$469,000

(1)
Based on the December 31, 2003 closing price of $30.34 per share of our common stock, as reported by the New York Stock Exchange.

Employment Agreements

        We have entered into employment agreements with Messrs. Ziman, Coleman, Sobel, Peddicord, and Davis. The employment agreements of Messrs. Ziman and Coleman expire in July 2004, the employment agreement for Mr. Sobel expires in March 2005 and the employment agreements for Messrs. Peddicord and Davis originally expired in December 2000. However, these employment agreements all are subject to automatic one-year extensions following the expiration of those terms and provide for base compensation and bonus to be determined by the compensation committee of our Board of Directors.

        The annual compensation and bonuses paid to these executives for 2003 are presented in the Summary Compensation table above.

        The employment agreements of Messrs. Ziman, Coleman, Sobel, Peddicord, and Davis entitle the executives to participate in our 1996 Stock Option and Incentive Plan. Each executive has been allocated the number of stock options and restricted stock awards presented in the tables above. Each executive will also receive certain other insurance and pension benefits.

        In the event of a termination of any of these executives by us without "cause", a termination by the executive for "good reason", or a termination pursuant to a "change in control," as those terms are defined in their respective employment agreements, the terminated executive will be entitled to (1) a single severance payment and (2) continued receipt of certain health benefits for a specified period of time following the date of termination. The single severance payments for Messrs. Ziman and Coleman are equal to the sum of four times the respective executive's highest annual base compensation for the preceding 48 months and four times the highest annual bonus received in the preceding 48-month period. The single severance payment for Mr. Sobel is equal to three times the average annual base compensation for the preceding 36-month period and an amount equal to three times the highest bonus received for the preceding 36-month period. The single severance payment for Messrs. Peddicord and Davis is equal to the sum of three times their average annual base compensation for the preceding 24-month period and an amount equal to three times their highest annual bonus received in the preceding 24-month period. Messrs. Ziman and Coleman will continue to receive health benefits for four years commencing on the date of termination, Mr. Sobel will continue to receive health benefits for three years commencing on the date of termination, and Messrs. Peddicord and Davis will continue to receive health benefits for up to 18 months commencing on the date of termination. In the event of a termination without cause, in addition to payment of the single severance payment for Messrs. Ziman, Coleman, Sobel, Peddicord, and Davis, any unvested stock options and restricted stock awards will become fully vested as of the date of termination.

In addition, if any of Messrs. Ziman's, Coleman's, Sobel's, Peddicord's, or Davis's severance payments or benefits are deemed to be parachute payments under the Internal Revenue Code, we have agreed to make additional payments to the executive to compensate him for the additional tax obligations.

Stock Option and Incentive Plan

        We adopted the 1996 Stock Option and Incentive Plan for the purpose of attracting and retaining executive officers, directors and employees. The plan is qualified under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The plan is administered by the compensation committee and provides for the granting of stock options, stock appreciation rights or restricted stock awards with respect to up to 6.5 million shares of our common stock to executives or other key employees. Stock options may be granted in the form of "incentive stock options", as defined in Section 422 of the Internal Revenue Code, or non-statutory stock options and, subject to the time vesting provisions of each grant, are exercisable for up to 10 years following the date of grant. The exercise price of each option will be set by the compensation committee, provided, however, that the price per share must be equal to or greater than the fair market value of our common stock on the grant date.

        The plan also provides for the issuance of stock appreciation rights which will generally entitle a holder to receive cash or stock, as determined by the compensation committee, at the time of exercise equal to the difference between the exercise price and the fair market value of our common stock. In addition, the plan permits us to issue shares of restricted stock to executives or other key employees upon terms and conditions as determined by the compensation committee. No incentive stock options may be granted under the plan after September 27, 2006. The plan was amended in March 2004 to provide that the plan will expire with regard to the grant of other types of awards on May 21, 2010.

401(k) Plan

        The Arden Realty 401(k) Plan and Trust covers our eligible employees and any designated affiliates.

        The 401(k) Plan permits our eligible employees to defer up to 100% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Employees are generally eligible to participate in the 401(k) Plan after four months of service. During 2003, we made matching contributions to the 401(k) Plan equal to 75% of each participating employee's contribution with a maximum match of 7.5% of annual compensation. Employees vest 25% in our matching contributions for each full year of service, vesting 100% after four full years of service.

        The 401(k) Plan qualifies under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that our contributions are deductible by us when made.

Deferred Compensation Plan

        On June 1, 2002, the Board of Directors adopted a Deferred Compensation Plan, or the Plan. This plan provides certain key employees, selected by the compensation committee, with supplemental deferred benefits in the form of retirement payments. The compensation committee has selected ten of our current key employees to participate in the Plan including all five of our named executive officers presented in the Summary Compensation table above.

        During 2003, we made contributions in the amount of 40% of the annual salary for Mr. Ziman and 10% of the annual salary for each of our other named executive officers. The contributions made by us on behalf of the Plan participants vest 100% to the benefit of the Plan participants after seven years of service to Arden Realty. In addition, the contributions will vest automatically in the event of a "change in control" as defined in the Plan or death of the participant while he or she is actively employed by us. The participants can begin drawing the amounts credited in their accounts 30 days after reaching 65 years of age in the form of annual installments or in a single lump sum.

        A life insurance policy has been purchased on the life of each Plan participant naming us as sole beneficiary to provide a reimbursement to us for all or a portion of the contributions made under the Plan including the cost of the use of our money.

        The Board believes that the Plan aids in the ability to attract, retain, motivate and provide financial security to key management employees who render valuable services to us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In August 1998, we issued 42,553 shares of common stock to Mr. Sobel. These shares were encumbered by a promissory note to us in the amount of $1.0 million. The promissory note was recourse and secured by the shares of common stock issued, bore interest at 6% per annum with all accrued interest and principal due on August 14, 2004. Mr. Sobel resigned as Executive Vice President and Director of Property Operations effective February 18, 2000. At the time of his resignation, Mr. Sobel surrendered the shares of common stock underlying his promissory note and executed a new promissory note in the amount of $223,887, representing the difference between the value of the shares of common stock surrendered and the unpaid principal and interest on his original promissory note. The promissory note bore interest at 6.56% per annum, with all accrued interest and principal due on February 8, 2002. In July 2000, Mr. Sobel returned to Arden as our Executive Vice President—Strategic Planning and Operations and executed a new promissory note on February 18, 2002 in the amount of $194,936, which is currently outstanding, equal to the unamortized principal amount of the original note, bearing interest at LIBOR + 1.10% and maturing in 2007.

        On July 19, 2001, Mr. Peddicord executed a promissory note payable to us in the amount of $50,000. This note bears interest at an annual rate of 6.0% and matures on July 19, 2006. On September 28, 2001, Messrs. Sobel and Peddicord executed promissory notes payable to us, in the amounts of $222,369 and $18,679, respectively. These notes bear interest at an annual rate of 5.75% and mature on September 28, 2006 for Mr. Peddicord and on September 28, 2011 for Mr. Sobel. These notes were executed for the purpose of meeting payroll taxes due upon the vesting of restricted stock awards and are personally guaranteed by each of the respective executive officers.

BOARD OF DIRECTORS, MEETINGS AND ATTENDANCE

        Pursuant to our charter, our Board is composed of seven directors. The Board is divided into three classes, as nearly equal in number as possible. The director classes currently consist of:

  •
  two members whose terms will expire at the 2004 annual meeting of stockholders, with one vacancy;

  •
  two members whose terms will expire at the 2005 annual meeting of stockholders; and

  •
  two members whose terms will expire at the 2006 annual meeting of stockholders.

        Our Board of Directors held seven meetings during the fiscal year ended December 31, 2003. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of the committees of the Board on which such directors served. Every director is required to attend in person the annual meeting of stockholders, absent an extraordinary circumstance such as a personal emergency. All directors who were sitting on the Board at that time attended the 2003 annual meeting.

Board Committees

        Our Board has the following standing committees: an audit committee, an executive committee, a compensation committee, a nominating/corporate governance committee and an acquisition committee.

        Audit Committee.    The audit committee consists of Mr. Good, its Chairman, and Messrs. Covitz and Flax. All members of the audit committee are "independent" of our management as defined by the New York Stock Exchange, or NYSE, listing standards, including with respect to the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended, and are financially literate. As a senior partner in an accountancy corporation, Mr. Good also has significant accounting and related financial management expertise, and the Board has determined that he is an "audit committee financial expert" as defined by the Securities and Exchange Commission.

        The primary responsibility of the audit committee is to oversee our financial reporting process on behalf of the Board and report the results of their activities to the Board. Our management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements.

        The audit committee provides assistance to the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to our financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of our financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of our audit committee to maintain free and open communication between the audit committee, our independent auditors, and our management. In discharging its oversight role, the audit committee is empowered to investigate any matter brought to its attention with full access to all of our books, records, facilities, and personnel and the authority to retain outside counsel, or other experts for this purpose.

        The Board recently revised the written charter for the audit committee, a copy of which is attached as Appendix A. The charter is also available on our website at www.ardenrealty.com under Investor Relations—Corporate Governance.

        The audit committee met five times during 2003.

        Executive Committee.    The executive committee consists of Mr. Ziman, its Chairman, and Mr. Coleman. Subject to our conflict of interest policies, the executive committee has authority to dispose of real property and the power to authorize on behalf of the full Board of Directors the execution of certain contracts and agreements, including those related to our debt financings

        The executive committee did not meet during 2003.

        Compensation Committee.    The compensation committee consists of Mr. Covitz, its Chairman, and Messrs. Good and Gold, each of whom is independent in accordance with the listing standards of the NYSE. The function of the compensation committee is to:

  •
  establish, review, modify, and adopt compensation plans and arrangements for our employees and consultants; and

  •
  review, determine and establish the compensation including salaries, bonuses, stock option grants and restricted stock awards for our officers.

        The Board has adopted a written compensation committee charter, a copy of which is available on our website at www.ardenrealty.com under Investor Relations—Corporate Governance.

        The compensation committee met five times during 2003.

        Compensation Committee Interlocks and Insider Participation.    There are no compensation committee interlocks and none of our current or former employees participates on the compensation committee.

        Nominating/Corporate Governance Committee.    The nominating/corporate governance committee consists of Mr. Flax, its Chairman, and Mr. Covitz, both of whom are independent in accordance with the listing standards of the NYSE. The function of the nominating/corporate governance committee is to review the qualifications of candidates for director made by directors, stockholders, management and others, to make recommendations to the Board regarding the composition of the Board of Directors and to nominate individual candidates for election to the Board of Directors. In addition this committee evaluates the effectiveness of our corporate governance practices and recommends to the Board changes to such practices.

        The Board has adopted a nominating/corporate governance committee charter, a copy of which is available on our website at www.ardenrealty.com under Investor Relations—Corporate Governance.

        The nominating/corporate governance committee met two times during 2003.

Nominating/Corporate Governance Committee's Process for Identifying and Evaluating Nominees for Director

        The nominating/corporate governance committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members with qualifications and skills that are consistent with the committee's criteria for Board service are re-nominated. As to new candidates, the committee generally polls the Board members and members of management for their recommendations. The committee may also review the composition and qualification of the Boards of our competitors, and may seek input from industry experts or analysts. The committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the committee evaluates each individual in the context of the Board as whole, with the objective of assembling a group that can best represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the committee makes its recommendation to the Board. Director nominee recommendations received by stockholders will be processed and be subject to the same criteria as are candidates nominated by the committee. Historically, the committee has not relied on third-party search firms to identify Board candidates. The committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Qualifications of Director Nominees

        The director qualifications developed to date focus on what the committee believes to be essential competencies to effectively serve on the Board. These qualifications include: (i) technical, operational and/or economic knowledge of our business and industry; (ii) experience at the executive level in operational, financial and/or administrative management; and (iii) financial and risk management acumen. While a candidate may not possess every experience requirement, his or her background should reflect the vast majority of the requirements and he or she should possess substantially the following attributes: (A) track record of success in a publicly traded company; (B) integrity and commitment to the highest ethical standards; (C) consistent availability and commitment to attend meetings; and (D) ability to challenge and share ideas in a positive and constructively critical manner and to be responsive to our needs.

Manner by Which Security Holders May Recommend Director Candidates

        The nominating/corporate governance committee's policy is to consider director candidates recommended by stockholders. The nominating stockholder must submit a detailed resume and an explanation of the reasons why the nominating stockholder believes the candidate is qualified for service on our Board. The nominating stockholder must also provide such other information about the recommended candidate as would be required by the SEC rules to be included in a proxy statement. In addition, the nominating stockholder must include the consent of the candidate and describe any arrangements or undertakings between the nominating stockholder and the recommended candidate regarding the nomination. The nominating stockholder must submit proof of our stockholdings. All communications are to be directed to the Chairperson of the nominating/corporate governance committee at Arden Realty, Inc., 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, CA 90025 Attention Secretary. Recommendations received after 120 days prior to the anniversary of the mailing of the prior year's proxy statement will likely not be considered timely for consideration at that year's annual meeting.

        Acquisitions Committee.    The acquisitions committee consists of Mr. Ziman, its Chairman, and Messrs. Coleman, and Covitz. The acquisitions committee has the authority to approve the acquisitions of real property with purchase prices up to $20 million. Any acquisitions greater in amount require full Board approval.

        During 2003, we acquired one property totaling $23.4 million. This property acquisition was approved by the full Board, therefore, the acquisitions committee did not meet during 2003.

Compensation of Directors

        Each non-employee director receives an annual retainer of $30,000 for his services. Each non-employee director also receives $1,500 for each Board Meeting attended, $2,000 for each audit committee meeting attended, and $1,000 for each other committee meeting attended, unless the committee meeting is held on the day of a Board Meeting.

        The audit committee chairman receives an annual retainer of $10,000, the compensation committee chairman receives an annual retainer of $7,500 and the committee chairman of each other committee receives an annual retainer of $4,000. In addition, each non-chairman committee member receives an annual retainer of $4,000.

        Each director who is not an employee is also reimbursed for reasonable expenses incurred to attend director and committee meetings. Directors who are also our officers are not paid any directors' fees.

        Under our 1996 Stock Option and Incentive plan, upon initial appointment to the Board, each non-employee director is also automatically granted options to purchase 10,000 shares of our common stock at the then current market price. These initial options vest during the directors' continued service over a four year period at a rate of 2,500 shares of common stock per year on the anniversary date of such grant.

        In addition, each non-employee director has been granted options to purchase additional shares of our common stock and/or restricted stock awards for each year of service. The following table sets forth certain information concerning exercisable and unexercisable stock options received by each non-employee director as well as restricted shares of stock that have been awarded to each non-employee director at December 31, 2003.

		Number of Shares Underlying Options Granted (#)				Number of Securities Underlying Unexercised Options
Name			Exercise Price per Share		Expiration Date			Restricted Stock ($)(1)
	Year					Exercisable	Unexercisable
Carl D. Covitz	1996 1997 1998 1999 2000 2001 2002 2003	10,000 10,000 40,000 10,000 50,000 — — —	$ $ $ $ $	20.00 32.25 22.50 19.25 25.50 — — —	10/4/06 10/15/07 12/15/08 11/30/09 7/27/10 — — —	10,000 10,000 40,000 10,000 50,000 — — —	— — — — — — — —	$ $ $	— — — — — 40,200 25,090 40,050
Larry S. Flax	1997 1998 1999 2000 2001 2002 2003	10,000 10,000 40,000 10,000 50,000 — — —	$ $ $ $ $	27.00 32.25 22.50 19.25 25.50 — — —	2/13/07 10/15/07 12/15/08 11/30/09 7/27/10 — — —	10,000 10,000 40,000 10,000 50,000 — — —	— — — — — — — —	$ $ $	— — — — — 40,200 25,090 40,050
Peter S. Gold	1998 1999 2000 2001 2002 2003	10,000 40,000 10,000 50,000 — — —	$ $ $ $	25.94 22.50 19.25 25.50 — — —	7/22/08 12/15/08 11/30/09 7/27/10 — — —	10,000 40,000 10,000 50,000 — — —	— — — — — — —	$ $ $	— — — — 40,200 25,090 40,050
Steven C. Good	1996 1997 1998 1999 2000 2001 2002 2003	10,000 10,000 40,000 10,000 50,000 — — —	$ $ $ $ $	20.00 32.25 22.50 19.25 25.50 — — —	10/4/06 10/15/07 12/15/08 11/30/09 7/27/10 — — —	— 10,000 — 10,000 — — — —	— — — — — — — —	$ $ $	— — — — — 40,200 25,090 40,050

(1)
The amounts shown reflect the market value of the restricted stock awards on the date of the grant. The restriction on these awards prohibits the sale or transfer of such shares until vested. These restricted stock awards vest equally on the anniversary date of the award over a period ranging from three-to-five years. The directors are entitled to receive dividends in respect of such restricted stock, whether vested or unvested.

Security Holder Communications with the Board

        Security holders may send correspondence to the Board of Directors c/o Arden Realty, Inc., 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, CA 90025, Attention Secretary. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. However, the Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board's request. The Secretary will forward security holder communications to the Board prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication.

Audit Committee Report

        The audit committee is composed of three directors who are "independent" in accordance with the NYSE listing standards, including with respect to the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended, and operates under a charter adopted by the Board of Directors. The audit committee oversees our financial reporting process on behalf of the Board of Directors. Management of Arden Realty has the primary responsibility for the Company's financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2003 to be included in the Annual Report on Form 10-K with management. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, as well as the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AV380) as may be modified or supplemented. In addition, the committee has discussed with the independent auditors, the auditors' independence from us and our management including the matters in the written disclosures required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of non-audit services with the auditors' independence.

        Based on the foregoing meetings, reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2003 be included in Arden Realty's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee
Steven C. Good, Chairman Carl D. Covitz Larry S. Flax
March 11, 2004

        The above report of the audit committee will not be deemed to be incorporated by reference into any filing by Arden Realty under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

Compensation Committee Report on Executive Compensation

        The compensation committee of the Board of Directors is composed of the three non-employee directors whose names appear at the end of this report. Each member has general review authority over compensation levels of all corporate officers and key management personnel, oversees benefit and compensation programs, and, from time to time, considers and recommends new programs to the Board. The compensation committee regularly engages outside compensation consultants to ensure that Arden's compensation programs are appropriate and comparable to those at similarly situated companies.

        The compensation committee is responsible for reviewing the performance of, and recommending to the Board, the compensation of Mr. Ziman, Arden Realty's Chairman of the Board and Chief Executive Officer. The Board has the final authority to set Mr. Ziman's compensation.

        In 2003, Mr. Ziman received an annual base salary of $670,000 pursuant to his employment agreement, as well as a cash bonus of $735,000. During 2003, Mr. Ziman also received restricted stock awards totaling 87,747 shares of common stock. 12,500 of these restricted shares cliff vest on the third anniversary date of the award, 57,247 of these restricted shares vest equally over four years on the anniversary date of the award and the remaining 18,000 shares vest equally over five years on the anniversary date of the award. In addition, Mr. Ziman received an option grant exercisable for 101,600 shares of common stock that vests equally over five years on the anniversary date of the grant.

        The compensation committee believes that the restricted stock awards and the option grant to Mr. Ziman in 2003 are consistent with the long-term performance objectives of Arden Realty, and are also consistent with the compensation committee's philosophy to link a substantial portion of the chief executive officer's compensation with the long-term value created for our stockholders. The compensation committee determined Mr. Ziman's long-term compensation for 2003 based on the performance of Arden Realty, as measured by the Company's total return on invested capital, compared to the return of capital of other real estate companies with an emphasis on office real estate investment trusts or "REITs" and the successful implementation of the Company's long-term capital and business plans.

        The compensation committee also reviews the individual performance levels for other senior executives whose compensation is detailed in this Proxy Statement.

        Set forth below is a report of the compensation committee describing Arden Realty's compensation policies for 2003.

Overall Policy

        The key elements of our senior executive compensation program consist of annual compensation (base salary and cash bonuses) and a long-term incentive opportunity. The program is intended to enable us to attract, motivate, and retain senior executives, by providing a fully competitive total compensation package based on both individual and corporate performance, taking into account both annual and long-term performance goals, and recognizing individual initiative and achievement. In the view of the compensation committee, the program fully satisfied those goals in 2003.

        The program employs cash incentives based upon performance and long-term incentive restricted stock awards and stock options with time vesting provisions. The compensation committee endorses the view that performance-based annual cash compensation and stock-based long-term incentives aid in aligning management's and stockholders' interests and enhance value to stockholders. Accordingly, these elements play an important role in the total compensation packages for our executive officers.

Annual Compensation Program

        Annual total cash compensation for senior executives consists of base salary and performance-based cash bonuses.

        Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executives, including a comparison to base salaries for comparable positions at other real estate companies, with an emphasis on office REITs. We targeted base salaries at the 75th percentile of Arden Realty's peer group. This group was surveyed by one of Arden Realty's consultants and consisted of 23 publicly traded real estate companies and 14 private real estate development/investment management companies.

        Bonus awards are determined by evaluating the performance of the senior executive and Arden Realty's overall performance.

Long-Term Incentive Program

        The long-term incentive program for senior executives consists of the use of stock options and restricted stock awards. Options are typically granted annually. In 2003, all of Arden Realty's senior executives participated in the long-term incentive program. The primary purpose of the program is to offer an incentive for the improvement of our long-term performance and promote growth in stockholder value.

        Options and restricted stock awards may be granted under the program to our senior executives at the discretion of the compensation committee. The committee determines long-term compensation based on the performance of Arden Realty, as measured by the Company's total return on invested capital, compared to the return of capital of other real estate companies with an emphasis on office REITs and the successful implementation of the Company's long-term capital and business plans. The exercise price for all option shares granted to senior executives is the fair market value on the date of the grant and options vest equally on an annual basis, typically over a two to three year period.

        Annual compensation, restricted stock awards and stock options granted to Arden Realty's senior executive officers in 2003 are summarized in the Executive Compensation Table included in this Proxy Statement.

Limitation on Deductibility of Executive Compensation

        Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers of Arden Realty. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to the Chief Executive Officer and the four other most highly compensated executive officers at the end of such fiscal year generally must be "performance-based" compensation as determined under Section 162(m), which includes most stock option and other incentive arrangements, the material terms of which have been approved by stockholders.

        Despite the fact that the Arden Realty's bonus awards are determined based on the evaluation of Arden Realty's performance and take into consideration certain financial and strategic goals, the compensation committee does not apply these factors on a strict formulaic basis. As a result, Arden Realty's bonus awards may not satisfy the requirements of Section 162(m). The compensation committee believes that because Arden Realty qualifies as a REIT under the Code and is not subject to Federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) does not have a material adverse consequence to Arden Realty, provided Arden Realty continues to distribute 90% of its taxable income. The committee reserves the right to design programs that recognize a full range of performance criteria important to Arden Realty's success, even where the compensation paid under such programs may not be deductible.

Compensation Committee
Carl D. Covitz, Chairman Peter S. Gold Steven C. Good
Date: April 9, 2004

        The above report of the compensation committee will not be deemed to be incorporated by reference into any filing by Arden Realty under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

Performance Graph

        The following line graph compares the change in our cumulative stockholder return on our shares of common stock to the cumulative total return of the Standard & Poor's 500 Stock Index or S&P 500, and the National Association of Real Estate Investment Trusts, Equity REIT Total Return Index, or the NAREIT Equity Index, from December 31, 1998 to December 31, 2003. The graph assumes the investment of $100 in shares of our common stock and each of the indices on December 31, 1998 and the reinvestment of all distributions. The return shown on the graph is not necessarily indicative of future performance.

Total Return Performance

$250
$200
$150
$100
$50
1998
1999
2000
2001
2002
2003
Arden Realty Inc.
S&P 500
NAREIT All Equity REIT Index

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of shares of our common stock (and shares of our common stock for which common operating partnership units of Arden Realty Limited Partnership, are exchangeable) as of March 31, 2004 for (1) each person known by us to be the beneficial owner of five percent or more of our outstanding shares of common stock, (2) each director and each named executive officer and (3) our directors and executive officers as a group. Except as indicated below, all of these shares of common stock are owned directly, and the indicated person has sole voting and investment power.

Name and Address(1)	Number of Shares of Common Stock(2)		Percentage of Common Stock Outstanding
Cohen & Steers Capital Management, Inc 757 Third Avenue New York, NY 10017	8,993,579	(3)	13.7	%(3)
Deutsche Bank AG Taunusanlage 12, D- 60325 Frankfurt am Main Federal Republic of Germany	7,720,550	(4)	11.8	%(4)
Morgan Stanley Dean Witter 1585 Broadway New York, NY 10036	6,250,016	(5)	9.5	%(5)
Security Capital Research & Management Incorporated 11 South LaSalle Street, 2nd Floor Chicago, Illinois 60603	5,874,095	(6)	9.0	%(6)
Richard S. Ziman	2,610,726	(7)	4.0	%(7)
Victor J. Coleman	1,454,702	(8)	2.2	%(8)
Andrew J. Sobel	155,553	(9)	*
Robert C. Peddicord	76,508	(10)	*
Richard S. Davis	88,108	(11)	*
Carl D. Covitz	13,200	(12)	*
Larry S. Flax	45,000	(13)	*
Peter S. Gold	118,000	(14)	*
Steven C. Good	15,600	(15)	*
All directors and officers as a group (11 persons)	4,614,642	(16)	7.0%

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each of the persons listed is 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, CA 90025.

(2)
The number of shares of common stock beneficially owned is based on the Securities and Exchange Commission regulations regarding the beneficial ownership of securities. The number of shares of common stock beneficially owned by a person assumes that all common units of Arden Realty Limited Partnership held by the person are exchanged for shares of common stock, that none of the common units held by other persons are so exchanged, that all options and warrants exercisable within 60 days of March 31, 2004 to acquire shares of common stock held by the person are exercised, that no options or warrants to acquire shares of common stock held by other persons are exercised and that all restricted stock awards are fully vested.

(3)
Represents the number of shares of common stock owned pursuant to a Form 13G/A filed with the Securities and Exchange Commission on February 17, 2004. According to such Form 13G/A, Cohen & Steers Capital Management, Inc. has sole voting power with respect to 8,097,479 shares and sole dispositive power with respect to all 8,993,579 shares. The shares of common stock owned are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(4)
Represents the number of shares of common stock owned pursuant to a Form 13G/A filed with the Securities and Exchange Commission on February 27, 2004. According to such Form 13G/A, Deutsche Bank AG has sole voting power with respect to 7,233,150 shares and sole dispositive power with respect to all 7,720,550 shares. The shares of common stock owned are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(5)
Represents the number of shares of common stock owned pursuant to a Form 13G/A filed with the Securities and Exchange Commission on February 17, 2004. According to such Form 13G/A, Morgan Stanley Dean Witter has shared voting power with respect to 4,761,453 shares and shared dispositive power with respect to 4,761,453 shares. The shares of common stock owned are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(6)
Represents the number of shares of common stock owned pursuant to a Form 13G filed with the Securities and Exchange Commission on February 17, 2004. According to such Form 13G, Security Capital Research & Management Incorporated has shared voting power with respect to all 5,874,095 shares and shared dispositive power with respect to all 5,874,095 shares. The shares of common stock owned are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(7)
Represents (a) 82,342 common units owned by Mr. Ziman, (b) 353,212 common units owned by entities which are 100% owned by Mr. Ziman, (c) 136,674 common units owned by a family partnership, in which Mr. Ziman has shared voting and investment power and of which Mr. Ziman is a 20% general partner and disclaims beneficial ownership of the remaining 80% in which he has no pecuniary interests, (d) 198,723 shares related to unvested restricted stock awards, (e) 675,123 shares of common stock owned by Mr. Ziman, (f) 2,000 shares of common stock and 88,000 common units owned by an entity in which Mr. Ziman has sole voting and investment power and of which Mr. Ziman is a 2% general partner and disclaims beneficial ownership of the remaining 98% in which he has no pecuniary interest and (g) 1,074,652 shares of common stock related to exercisable stock options.

(8)
Represents (a) 279,188 common units owned by a family trust of which Mr. Coleman is the trustee with sole voting and dispositive power, (b) 99,458 common units owned by an entity which is 100% owned by Mr. Coleman, (c) 136,032 shares related to unvested restricted stock awards, (d) 306,630 shares of common stock owned by family trusts of which Mr. Coleman is the trustee with sole voting and dispositive power and (e) 633,394 shares of common stock related to exercisable stock options.

(9)
Represents 124,038 shares related to unvested restricted stock, 1,515 shares of common stock owned and 30,000 shares related to exercisable stock options awards.

(10)
Represents 56,164 shares related to unvested restricted stock awards, 13,224 shares of common stock owned and 7,120 shares related to exercisable stock options.

(11)
Represents 56,164 shares related to unvested restricted stock awards, 14,824 shares of common stock owned and 17,120 shares related to exercisable stock options.

(12)
Represents 3,200 shares related to unvested restricted stock awards and 10,000 shares related to exercisable stock options.

(13)
Includes 30,000 shares related to exercisable stock options and 3,200 shares related to unvested restricted stock awards.

(14)
Represents 4,800 shares of common stock owned, of which 4,000 shares are owned of record by a family trust of which Mr. Gold is a co-trustee with shared investment and voting power; 3,200 shares related to unvested restricted stock awards and 110,000 shares related to exercisable stock options.

(15)
Represents 2,400 shares of common stock owned, of which 1,600 shares are held in Mr. Good's 401(k) Plan with Good Swartz Brown & Berns LLP; 3,200 shares related to unvested restricted stock awards and 10,000 shares related to exercisable stock options.

(16)
Includes 1,922,286 shares related to exercisable stock options and 619,922 shares related to unvested restricted stock awards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received by us with respect to fiscal 2003, and written representations from certain reporting persons, we believe that during fiscal 2003 all of our directors and executive officers and persons who own more than 10% of our common stock complied with the reporting requirements of Section 16(a).

PROPOSAL 1: ELECTION OF DIRECTORS

        Pursuant to our Charter, we have seven directors, who are divided into classes, as nearly equal in number as possible. We currently have six sitting directors, with two directors whose terms will expire at this annual meeting, two directors whose terms will expire at the 2005 annual meeting of stockholders and two directors whose terms will expire at the 2006 annual meeting of stockholders and one vacancy. Mr. Gold, whose term will expire at this annual meeting, has advised the Board that due to his pending retirement he does not desire to stand for re-election at this annual meeting. At the recommendation of the nominating/corporate governance committee, the Board of Directors has nominated Mr. Good, whose term will expire at this meeting, for re-election and two new candidates for director to fill the current vacancy and the position on the Board currently held by Mr. Gold. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        Pursuant to the Charter, at each annual meeting the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Accordingly, at this annual meeting, if elected, the three nominees for election will hold office for a term of three years until the annual meeting of stockholders to be held in the year 2007, and until their respective successors are duly elected and qualified.

        Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of the Board's nominees listed below. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected.

        The information below relating to the nominees for election as director and for each of the other directors whose terms of office continue after the annual meeting has been furnished to us by the respective individuals.

Nominees for Director

        Leslie E. Bider.    Mr. Bider, 53, is a first time director nominee to our Board of Directors. Mr. Bider is the current Chairman and Chief Executive Officer of Warner/Chappell Music, Inc., a world-renowned music publishing company. Before joining Warner/Chappell Music, Inc., Mr. Bider started his own public accounting firm with an extensive clientele in the entertainment business. Mr. Bider serves on the Board of Overseers of Hebrew Union College, is a director of the Musicares Foundation and the T.J. Martell Foundation, and is Chairman of the Bogart Pediatric Cancer Research Programs. Mr. Bider received his Bachelor's Degree from the University of Southern California and his Masters degree from University of Pennsylvania's Wharton School of Business. Mr. Bider was identified as a director nominee by our Chief Executive Officer and non-management directors. If elected, Mr. Bider's term as Director will expire at the 2007 annual meeting of stockholders.

        Steven C. Good.    Mr. Good, 61, has served as a member of our Board of Directors since our formation as a public company in October 1996. Mr. Good is the senior partner in the firm of Good Swartz Brown & Berns LLP, an accounting firm formed in 2001 from the merger of Good Swartz & Berns and another accounting firm. Mr. Good was the senior partner in the firm of Good Swartz & Berns, an accountancy corporation founded in 1993, which evolved from the firm of Block, Good and Gagerman, which he founded in 1976. Prior to 1976, Mr. Good reached the level of partner at Laventhol & Horwath, a national accounting firm, and later at Freedman Morse Horowitz & Good. Mr. Good is a founder and past Chairman of CU Bancorp, where he was chairman of the bank's operations from 1982 through 1992. For the past eleven years he has been a member of the Board of Directors of Opto Sensors, Incorporated. Mr. Good received his Bachelor of Science in Business Administration from the University of California at Los Angeles and attended UCLA's Graduate School of Business. If elected, Mr. Good's term as Director will expire at the 2007 annual meeting of stockholders.

        Alan I. Rothenberg.    Mr. Rothenberg, 64, is a first time director nominee to our Board of Directors. From 1990 until his retirement in 2000, Mr. Rothenberg was a Partner at Latham & Watkins, LLP, one of the world's largest law firms. From 1968 to 1990, Mr. Rothenberg was a founder and Managing Partner of Manatt, Phelps, Rothenberg and Phillips, a Los Angeles law firm specializing in business and commercial litigation including practices in the sports, entertainment and financial fields. From 1990 through 1998, he served as President of the United States Soccer Foundation. Mr. Rothenberg serves on the boards of directors of Major League Soccer, United States Soccer Foundation, Los Angeles County Bar Association Dispute Resolution Services, Constitutional Rights Foundation, Los Angeles Convention and Visitors Bureau, LA Sports Council and Zenith National Insurance, which provides workers' compensation insurance and participates in the worldwide reinsurance business. Mr. Rothenberg received his Bachelor's Degree from the University of Michigan and his Juris Doctor degree, with distinction, from the University of Michigan Law School. Mr. Rothenberg was identified as a director nominee by our Chief Executive Officer and non-management directors. If elected, Mr. Rothenberg's term as Director will expire at the 2007 annual meeting of stockholders.

Vote Required and Board Recommendation

        The directors will be elected by a favorable vote of a plurality of all votes cast at a meeting at which a quorum is present. For purposes of the election of the directors, abstentions will count toward calculation of a quorum but will not be counted as votes cast and will have no effect on the results of the vote. Unless instructed to the contrary, the shares represented by proxies will be voted "FOR" the election of the nominees named above.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF LESLIE BIDER, STEVEN GOOD AND ALAN ROTHENBERG TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN THE YEAR 2007 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Other Directors whose Terms of Office Continue after the Annual Meeting

        Information concerning the other directors whose terms do not expire at the annual meeting is set forth below.

        Carl D. Covitz.    Mr. Covitz, 65, has served as a member of our Board of Directors since our formation as a public company in October 1996. For the past 20 years, Mr. Covitz has served as the owner and President of Landmark Capital, Inc., a national real estate development and investment company involved in the construction, financing, ownership and management of commercial, residential and warehouse properties. Mr. Covitz has also previously served, from 1990 to 1993, as Secretary of the Business, Transportation & Housing Agency of the State of California as well as Under Secretary and Chief Operating Officer of the U.S. Department of Housing and Urban Development from 1987 to 1989. Mr. Covitz is on the Board of Trustees of the SunAmerica Annuity Funds. Mr. Covitz was the founding Chairman of the Board of Directors of Century Housing Corporation and is the past Chairman of the Board of several organizations including the Federal Home Loan Bank of San Francisco and the Los Angeles City Housing Authority. Mr. Covitz received his Bachelor's Degree from the Wharton School at the University of Pennsylvania and his Master of Business Administration from the Columbia University Graduate School of Business. Mr. Covitz's term as Director will expire at the year 2006 annual meeting of stockholders.

        Larry S. Flax.    Mr. Flax, 61, has served as a member of our Board of Directors since December 1996. Mr. Flax is Co-Founder and Co-CEO of the Board of California Pizza Kitchen. Prior to becoming a restauranteur in 1985, Mr. Flax served in Los Angeles as Assistant U.S. Attorney from 1968 to 1972, Chief of Civil Rights from 1970 to 1971 and Assistant Chief of the Criminal Division for the United States Department of Justice from 1971 to 1972. Mr. Flax attended the University of Washington as an undergraduate and received his Juris Doctor Degree from the University of Southern California Law School in 1967. Mr. Flax received his LLM in 1969 from the University of Southern California. Mr. Flax's term as a Director will expire at the year 2006 annual meeting of stockholders.

        Richard S. Ziman.    Our Chairman of the Board and Chief Executive Officer. Biographical information regarding Mr. Ziman is set forth above under "Executive Officers" in this Proxy Statement. Mr. Ziman's term as a Director is scheduled to expire at the year 2005 annual meeting of stockholders.

        Victor J. Coleman.    Our President and Chief Operating Officer. Biographical information regarding Mr. Coleman is set forth above under "Executive Officers" in this Proxy Statement. Mr. Coleman's term as a Director is scheduled to expire at the year 2005 annual meeting of stockholders.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers (including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and persons performing similar functions), employees, agents and consultants. This Code satisfies the requirements of a "code of business conduct and ethics" under the New York Stock Exchange listing standards and a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. This Code of Business Conduct and Ethics has been posted to our website at www.ardenrealty.com, under Investor Relations—Corporate Governance and a copy will be provided to any person without charge, upon request sent to Arden Realty, Inc. 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, CA 90025, Attention Secretary. Amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to our directors or executive officers, including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions, may be made only by the Board or a Board Committee and will be promptly posted on our website.

PROPOSAL 2: STOCKHOLDER PROPOSAL

        The Service Employees International Union, 1313 L Street, NW, Washington D.C., 20005, has informed us that it is the beneficial owner of 150 shares of our common stock and it intends to present the following proposal at our 2004 annual meeting. If the stockholder or its representative who is qualified under Maryland law is present at the annual meeting and submits this proposal for a vote, then the stockholder proposal will be voted upon at the annual meeting. In accordance with Federal securities law, we include the stockholder proposal and supporting statement exactly as submitted by the stockholder. We disclaim all responsibility for the content of the proposal and the supporting statement.

Stockholder Proposal

        Resolved: The shareholders of Arden Realty, Inc. urge the Compensation Committee of the Board of Directors to establish a policy to seek shareholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executive's base salary plus bonus. "Future severance agreements," include employment agreements containing severance provisions; change of control agreements; requirement agreements; and agreements renewing, modifying or extending existing such agreements. "Benefits" include lump-sum cash payments and the estimated present value of periodic retirement payments, fringe benefits, perquisites, and consulting fees to be paid to the executive.

Supporting Statement

        According to its most recent proxy statement, Arden has entered into employment agreements with Arden Chairman and CEO Richard Ziman and President and COO Victor Coleman that would provide these executives with a lump sum payment of four (4) times their highest base salary for the preceding 48 months and four (4) times their highest annual bonus received in the previous 48 months if they are terminated by the company "without cause" or if they decide to leave the company for "good reason." These severance packages would also be available to Mr. Ziman and Mr. Coleman in the event of a "change in control."

        In addition to these amounts, all of Mr. Ziman and Mr. Coleman's "unvested stock options and restricted stock awards will become fully vested as of the date of termination" if Mr. Ziman and Mr. Coleman is terminated without cause. Finally, if these "severance payments or benefits are deemed to be parachute payments under the Internal Revenue Code, Arden has agreed to make additional payments to the executive to compensate him for the additional tax obligations."

        We realize that agreements providing benefits in excess of 2.99 times a senior executive's base salary plus bonus may be in the best interests of Arden under some circumstances. However, we believe that requiring shareholder approval of such agreements may have the beneficial effect of insulating the board from manipulation in the event a senior executive's employment must be terminated.

        Because it is not always practical to obtain prior shareholder approval, the Company would have the option, if it implemented this proposal, of seeking approval after the material terms of the agreement were agreed upon.

        Institutional investors such as the California Public Employees Retirement System recommend shareholder approval of these types of agreements in their proxy voting guidelines. The Council of Institutional Investors favors shareholder approval if the amount payable exceeds 200% of the senior executive's annual base salary.

        For these reasons we urge shareholders to vote FOR this proposal.

Board Response to the Stockholder Proposal

        Proponent makes a proposal that the Board believes is not in the best interest of the Company or you, the stockholders. THE BOARD RECOMMENDS YOU VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS:

        The Board's Compensation Committee, comprised entirely of independent directors, assists the Board in its oversight of the Company's executive compensation programs. These programs are designed not only to attract and retain highly qualified executives but also to align management's interests with those of stockholders by motivating executives to maximize stockholder value and returns. The Compensation Committee reviews and approves all severance agreements with executive officers prior to execution, and regularly engages outside compensation consultants to ensure that the Company's executive compensation programs, including severance arrangements, are appropriate and comparable to those at similarly situated companies.

        The Board, of which four of six members are independent, non-employee members, believes that a broad prohibition on the use of severance agreements without prior stockholder approval will unduly restrict the Board in the execution of its duties to hire, retain and sever key relationships. The Board believes that the Company's compensation arrangements for senior executives are comparable to plans at similarly situated companies and that management must continue to have the flexibility to tailor compensation packages, which may include severance provisions, to attract and compensate executives. Placing arbitrary ceilings or restrictions on the kind and amount of severance payments the Company may offer, or requiring stockholder approval of the terms of each severance agreement, could result in serious negative consequences to the Company, unnecessarily limiting the Company's ability to attract and retain talented executives and inappropriately limiting the flexibility of the Company in certain severance situations. Furthermore, the premature public disclosure of confidential employment negotiations could have a negative impact on the Company's executive recruiting and would place the Company at a competitive disadvantage.

        The Board believes that obtaining prior stockholder approval would be impractical due to the timing of hiring and termination decisions, which may not coincide with an annual stockholders' meeting. Proponent suggests that, because it is not always practical to obtain prior stockholder approval, the Company could seek approval after the material terms of the agreement were agreed upon. This is also impractical and potentially highly detrimental to the Company because it could place the Company in the position of having to breach agreements with executives if the requisite stockholder approvals were not obtained.

        Your Board's commitment has always been, and always will be, to serve the best interest of Arden Realty. Your Board's legal responsibilities and duties require it to act in the best interest of Arden Realty, including protecting stockholder interest and maximizing stockholder value. To this end, the Board believes that it should retain the authority to review the objectives of the Company's executive compensation programs and design executive compensation without having to obtain stockholder approval.

Vote Required and Board Recommendation

        The stockholder proposal must be approved by a majority of the votes cast, assuming a quorum is present. Abstentions and broker non-votes will count towards a quorum but will have no effect on the result of the stockholder proposal vote.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL.

AUDITORS

        Ernst & Young, LLP served as our independent auditors for fiscal year 2003. The audit committee of the Board of Directors has selected Ernst & Young, LLP as our auditors for the year ending December 31, 2004, subject to its discretion to appoint alternative auditors if it deems such action appropriate. The audit committee has determined that Ernst & Young, LLP is independent with regard to Arden Realty within the meaning of the Securities Exchange Act of 1934, as amended, and the applicable published rules and regulations thereunder in effect on the date of this proxy statement. The audit committee annually reviews and pre-approves certain audit and non-audit services that may be provided to us by Ernst & Young, LLP and establishes a pre-approved aggregate fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause us to exceed the pre-approved aggregate amount requires specific pre-approval by the audit committee.

        Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions.

Fees Paid to Independent Auditor

        Fees paid to Ernst & Young, LLP, our independent auditors, during the 2003 and 2002 fiscal years were as follows:

	2003	2002
Audit fees	$498,000	$443,000
Audit-related fees(1)	47,000	165,000
Tax fees(2)	188,000	269,000
All other fees	—	60,000

	$733,000	$937,000

(1)
Consists of assistance for accounting projects and potential transactions.

(2)
Consists of tax compliance and tax planning services.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        In order for stockholder proposals otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in our proxy statement, they must be received by us at our principal office in Los Angeles, California, on or before December 10, 2004.

        In addition, if a stockholder desires to bring business (including director nominations) before our 2005 annual meeting that is or is not the subject of a proposal timely submitted for inclusion in our proxy statement, written notice of such business, as prescribed in our Bylaws, must be received by our Secretary between February 14, 2005 and March 15, 2005. For additional requirements, a stockholder may refer to our Bylaws, Section 12(a), "Nominations and Stockholder Business," a copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our Bylaws, any proposal will be excluded from consideration at the meeting regardless of any earlier notice provided in accord with SEC Rule 14a-8.

PROXY SOLICITATION EXPENSE

        We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, telegram or otherwise. Our directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. We will also request persons, firms and corporations holding shares beneficially owned by others to send proxy materials to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.

April 9, 2004

By Order of the Board of Directors

David A. Swartz General Counsel and Secretary

APPENDIX A

AUDIT COMMITTEE CHARTER

        This Audit Committee Charter was adopted by the Board of Directors (the "Board") of Arden Realty, Inc. (the "Company") on March 18, 2004.

I.     Purpose

        The purpose of the Audit Committee (the "Committee") is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

        In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee's sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

        Notwithstanding the foregoing, the Committee's responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements as well as the Company's financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company's quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company's internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the "internal auditor") and the Company's independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

        Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.    Membership

        The Committee shall consist of no fewer than three members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an "audit committee financial expert" within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") the reasons why at least one member of the Committee is not an "audit committee financial expert."

        Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company's annual proxy statement.

        The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.  Meetings and Procedures

        The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company's bylaws that are applicable to the Committee.

        The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

        All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company's management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

        The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company's regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.    Powers and Responsibilities

  Interaction with the Independent Auditor

  1)
  Appointment and Oversight.    The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

  2)
  Pre-Approval of Services.    Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee's responsibilities under the Exchange Act to the Company's management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

  3)
  Independence of Independent Auditor.    The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor's senior personnel that are providing audit services to the Company. In conducting its review:

  i)
  The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm's internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

  ii)
  The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

  iii)
  The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

  iv)
  The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

  v)
  The Committee shall, if applicable, consider whether the independent auditor's provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

  Annual Financial Statements and Annual Audit

  4)
  Meetings with Management, the Independent Auditor and the Internal Auditor.

  i)
  The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

  ii)
  The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative GAAP methods on the Company's financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

  iii)
  The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  5)
  Separate Meetings with the Independent Auditor.

  i)
  The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management's responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and (C) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

  ii)
  The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor's engagement letter, independent auditor's independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

  iii)
  The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as then in effect.

  6)
  Recommendation to Include Financial Statements in Annual Report.    The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Financial Statements

  7)
  Meetings with Management, the Independent Auditor and the Internal Auditor.    The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Internal Audit

  8)
  Appointment.    The Committee and management shall jointly approve the appointment and replacement of the internal auditor.

  9)
  Separate Meetings with the Internal Auditor.    The Committee shall meet periodically with the Company's internal auditor to discuss the responsibilities, budget and staffing of the Company's internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

  Other Powers and Responsibilities

  10)
  The Committee shall discuss with management and the independent auditor the Company's earnings press releases (with particular focus on any "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

  11)
  The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee's attention which could reasonably be expected to have a material impact on the Company's financial statements.

  12)
  The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company's financial statements, financial reporting process, accounting policies or internal audit function.

  13)
  The Committee shall discuss with the Company's General Counsel or outside counsel any legal matters brought to the Committee's attention that could reasonably be expected to have a material impact on the Company's financial statements.

  14)
  The Committee shall request assurances from management, the independent auditor and the Company's internal auditors that the Company's foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

  15)
  The Committee shall discuss with management the Company's policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company's significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

  16)
  The Committee shall set clear hiring policies for employees or former employees of the Company's independent auditor.

  17)
  The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

  18)
  The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company's annual proxy statements.

  19)
  The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor, the performance of the Company's internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

  20)
  The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee's compliance with this Charter.

  21)
  The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

ARDEN REALTY, INC.
11601 WILSHIRE BOULEVARD, FOURTH FLOOR
LOS ANGELES, CALIFORNIA 90025-1740

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Arden Realty, Inc., a Maryland corporation, hereby appoints Richard S. Ziman and Victor J. Coleman, and each or either of them as proxies, with full power of substitution or resubstitution, to represent the undersigned and to vote all shares of Common Stock of Arden Realty, Inc. which the undersigned is entitled to vote at the annual meeting of the stockholders to be held on May 11, 2004 or at any and all adjournments or postponements thereof in the manner specified.

        IT IS IMPORTANT THAT THE PROXY CARD BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED.

(Continued and to be dated and signed on the reverse side.)

ARDEN REALTY, INC. P.O. BOX 11414 NEW YORK, N.Y. 10203-0414

\/ DETACH PROXY CARD HERE \/

(Please mark, sign, date and return this proxy in the enclosed postage prepaid envelope.)	☒ Votes must be indicated (x) in Black or Blue ink.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE NOMINEES LISTED BELOW AND "AGAINST" PROPOSAL 2.

								FOR	AGAINST	ABSTAIN
Proposal 1. Election of Directors: The Board of Directors recommends a vote "FOR" the nominees listed below.						Proposal 2.	Stockholder proposal regarding severance agreements for senior executives. The Board of Directors recommends a vote "AGAINST" the stockholder proposal.	☐	☐	☐

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	To change your address, please mark this box.				☐
NOMINEES: LESLIE E. BIDER, STEVEN C. GOOD AND ALAN I. ROTHENBERG						To include any comments, please mark this box.				☐
Exceptions*	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided above.)
Should any other matters requiring the vote of the stockholders arise, the named proxies are authorized to vote the same in accordance with their best judgment in the interest of Arden Realty, Inc. The Board of Directors is not aware of any other matter which is to be presented for action at the meeting other than the matters set forth herein.

Please sign exactly as your name appears hereon.
When signing as attorney, executor, administrator, trustee, or other representative please give full title.
If more than one trustee, all should sign. All joint owners should sign. If a corporation, please sign in full corporate name by President or other authorized officer.
Date	Share Owner sign here	Co-Owner sign here

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INTRODUCTION
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Total Return Performance
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: STOCKHOLDER PROPOSAL
AUDITORS
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
PROXY SOLICITATION EXPENSE
APPENDIX A AUDIT COMMITTEE CHARTER